Exhibit 10.10(a)

MODIFICATION
OF
EMPLOYMENT AGREEMENT

THIS MODIFICATION OF EMPLOYMENT AGREEMENT (the “Extension”) is entered into as of November 12, 2003 by and between Hearthside Homes, Inc., a California corporation (“Employer”), which is an indirect wholly-owned subsidiary of California Coastal Communities, Inc., a Delaware corporation (“Parent”), and ED MOUNTFORD (“Executive”).

W I T N E S S E T H:

WHEREAS, Executive and Employer have entered into an Employment Agreement dated as of May 1, 1998, an Extension and Modification of Employment Agreement dated December 7, 1999, a Second Extension and Modification of Employment Agreement dated April 30, 2001 and a Third Extension and Modification of Employment Agreement dated March 18, 2003 (collectively, the “Employment Agreement”) through which Executive has provided various executive capacities to Employer and Employer has obtained various executive services by Executive;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants herein contained, the parties agree as follows:

SECTION 1.           CONTINUING EFFECTIVENESS OF EMPLOYMENT AGREEMENT.  Except to the extent of any modification made pursuant to the terms of this Extension, the Employment Agreement shall continue to remain in full force and effect following the date hereof.

SECTION 2.           BONUS.  From the date hereof and until the expiration of the term set forth in the Third Extension (April 30, 2005), Employer agrees to provide Executive with the opportunity to earn incentive bonuses based upon the formula set forth on Schedules A, B and C attached hereto.  Included in Schedule C is a spreadsheet which details the mechanics for determining the amount, if any, of a bonus payment that may be earned by Executive in connection with the North Ormond Beach, LLC development project in Oxnard, California (the “Oxnard Project”), which bonus (the “Oxnard Project Bonus”) shall only be payable to the extent that certain profit levels on the Oxnard Project are realized in cash (“Profits”) as calculated on Schedule C.  In order to receive the allocable amount of the Oxnard Project Bonus set forth on Schedule C, Executive must remain in the employ of Employer at the time the requisite Profits have been realized unless:

(i)                                     Executive has been terminated “without cause”;

(ii)                                  The Agreement is not further extended after the expiration of the Term as set forth herein;

(iii)                               Executive has terminated his employment for “Good Reason”, as such terms are defined in the Agreement;

(iv)                              The ability to calculate Profits has been delayed by virtue of Employer having entered into a subsequent agreement to develop and sell residential units at the Oxnard Project, provided that Executive was not terminated “for cause” or did not voluntarily terminate his employment with Employer prior to the date of any such subsequent agreement; or

(v)                                 Parent or an affiliate has caused the sale or merger of the business and operations of Employer to a third party and the employ of Executive has not been continued by the successor to Employer under substantially the same terms and conditions set forth in the Agreement and as extended and modified herein.

In the event of the occurrence of any of the events set forth in clauses (i) through (iv) above, Executive shall be paid his allocable share of the Oxnard Project Bonus at such time, if any, following the termination of his employment that Employer has realized the requisite level of Profits.  In the case of clause (v) above, the portion of the sales price of Employer that has been allocated to the Oxnard Project shall be used to determine whether the requisite level of Profits has been realized and Executive shall be paid accordingly out of the proceeds received by Parent or any of its affiliates in connection with any such sale or merger of Employer.

IN WITNESS WHEREOF, the parties have executed this Extension as of the date first above written.

“EMPLOYER”

HEARTHSIDE HOMES, INC.

By	/s/ Raymond J. Pacini
Raymond J. Pacini
Chief Executive Officer

“EXECUTIVE”

/s/ Edward G. Mountford
Ed Mountford

11/12/2003

Schedule C

($ in thousands)

			Equity		Original Pro Forma
			Required		Net		Hearthside
			per Original		Cash		Profit Spilt
Oxnard			Pro Forma		Flow	IRR	Company	Employees

							first $5,500 (base case):
1.	base case (entitle by March 2005):	IHP	$4,000	80%	$9,500	91.4%					*
	- no inflation in land / home prices	Co.	1,000	20%	5,500	123.0%	85%	15%	=	$825
	- total lot sale revenue:		$5,000		$15,000
	$63,000				company	$4,675		Mike /Ed	40%	$330
						85.0%		John	20%	$165

2a.	total profit if 7% annual inflation for next 2 yrs.			IHP	$14,000		co. profits > $5,500
	(on land sales revenue of $62.9 million)			Co.	10,000
	(7% inflation = $9,000)				$24,000		80%	20%	=	$1,725
	- total lot sale revenue:				company	$8,275
	$72,000					82.8%		Mike /Ed	40%	$690
								John	20%	$345

2b.	total profit if 10% annual inflation for next 2 yrs.			IHP	$16,000		co. profits > $5,500
	(on land sales revenue of $62.9 million)			Co.	12,000
	(10% inflation = $13,000)				$28,000		80%	20%	=	$2,125
	- total lot sale revenue:				company	$9,875
	$76,000					82.3%		Mike /Ed	40%	$850
								John	20%	$425

2c.	total profit if 13% annual inflation for next 2 yrs.			IHP	$18,583		co. profits > $5,500
	(on land sales revenue of $62.9 million)			Co.	14,583
	(13% inflation = $18,160)				$33,165		80%	20%	=	$2,642
	- total lot sale revenue:				company	$11,941
	$81,160					81.9%		Mike /Ed	40%	$1,057
								John	20%	$528

*  before adjustment for preferred return @ 15% on Company’s investment